Exhibit 99.1

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CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Second Quarter 2021 Results

Year-to-Date Leasing Pipeline Exceeds That of Past Five Years

Liquidity Profile Continues to Improve; Total Liquidity of $104.9 Million at End of Second Quarter

June Sales for Comparable Tenants Increase 16% over June 2019

Total Core Mall Leased Space Improved to 92.6%

Philadelphia, August 5, 2021 - PREIT (NYSE: PEI) today reported results for the three and six months ended June 30, 2021.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2021	2020	2021	2020
Net loss - basic and diluted	$(0.40)	$(0.38)	$(1.04)	$(0.64)
FFO	$0.10	$(0.06)	$(0.04)	$0.08
FFO, as adjusted	$0.03	$(0.06)	$(0.12)	$0.09

“We believe this quarter marks the inflection point in the turnaround of our business and the evolution of PREIT. It is now clear that the work we have done in creating a stronger portfolio by selling off 19 lower-productivity properties, repositioning 19 anchor boxes with over 3 dozen new tenants and securing a differentiated tenant base is driving results.  Our portfolio is generating tremendous momentum with strong same store NOI growth, that is expected to continue through the balance of the year, tenant sales ahead of pre-pandemic levels and a leasing pipeline that exceeds any of the past five years’ activity,” said Joseph F. Coradino, Chairman and CEO of

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PREIT.  “Consumers are demonstrating their desire to return to in-person shopping and are attracted to the mix of tenants at our properties that meet the changing needs of today’s consumer.”

•	Same Store NOI, excluding lease termination revenue, increased 53.9% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020.
•

For the quarter, results were driven by an increase in real estate revenue of $17.7 million primarily due to prior year pandemic-related store closings and rent abatements and the increase in credit losses for challenged tenants for the three months ended June 30, 2020, partially offset by reduced expense recoveries resulting from temporary rent restructuring.

•	Second quarter 2020 Same Store NOI would have been $43.4 million when adjusted for the $10.5 million in rental abatements granted. Quarterly Same Store NOI grew by 16.6% over this adjusted amount.
•

For the fourth straight quarter, collections improved with cash collections increasing to 127% of billings for the second quarter of 2021.  We collected 88% of billed second quarter 2021 rents, an increase from receipts of 81%, 73% and 61% of billed rents as of the end of each of the past three quarters, respectively.  Momentum continued in July with 91.4% of billed rents collected, or 126% on a cash collections basis.

•	The Company’s accounts receivable balance decreased again in the second quarter of 2021, down to $37.8 million as of June 30, 2021 from $54.5 million as of December 31, 2020.
•

As a result of strong collections, net cash generated from operating activities totaled $34.7 million for the six months ended June 30, 2021 compared to $3.7 million used in the six months ended June 30, 2020.

•

Robust leasing activity is driving increased occupancy with Core Mall total occupancy increasing 100 basis points, sequentially, to 90.2%.  Core Mall non-anchor occupancy increased 80 basis points, sequentially, to 87.8%.

•

Total Core Mall leased space, at 92.6%, exceeds occupied space by 240 basis points, and total non-anchor leased space, at 90.4%, exceeds occupied space by 260 basis points when factoring in executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.

•	Sales grew at over 80% of properties, with comparable tenants, meaning that reported sales in both periods, reporting sales growth of 16% over in June 2021 when compared to June of 2019.
•

Average renewal spreads for the six months ended June 30, 2021 declined by 1.0%. COVID-related rent concessions impacted quarterly renewal spread results for tenants under 10K square feet by 370 basis points.

Leasing and Redevelopment

•	500,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $10.8 million.
•	Leasing momentum continues to build with transactions executed or in the process of being negotiated for 1.2 million square feet of occupancy thus far in 2021.
•	Construction is underway for Aldi to open its first store in the portfolio at Dartmouth Mall in Dartmouth, MA in Q3 2021.
•	A lease has been executed for a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD with an anticipated opening in Q1 2022.
•	Tilt Studios is under construction to replace JC Penney at Magnolia Mall in Florence, SC. The family-focused destination is expected to open in Q3 2021.
•	A transaction has been executed with Cooper University Health Care for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ.
•	The Company executed a rezoning agreement to allow for the addition of up to 1,065 multifamily units and a hotel at Moorestown Mall.

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•

A lease has been executed with Turn 7 to occupy the former Lord & Taylor space at Moorestown Mall.  Turn 7 will open this Fall selling ever-changing overstocked merchandise from online channels at a discount, in a fast-paced, fun atmosphere.

•	A lease is nearly finalized with an entertainment destination to replace the former JC Penney at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2021 and 2020

•

Net loss attributable to PREIT common shareholders was $31.4 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.40 per basic and diluted share for the three months ended June 30, 2021, compared to net loss attributable to PREIT common shareholders of $29.2 million, or $0.38 per basic and diluted share for the three months ended June 30, 2020.

•

Same Store NOI, including lease terminations, increased by $20.7 million, or 62.3%. The increase is primarily due to tenant store closings and rent abatements and increased credit losses that occurred in the prior year, partially offset by a reduction in expense recoveries resulting from tenant restructuring transactions.

•	Non-Same Store NOI increased by $0.5 million, primarily due to high credit losses in the prior year, partially offset by the transfer of property at Valley View Mall during the third quarter of 2020.
•

FFO for the three months ended June 30, 2021 was $0.10 per diluted share and OP Unit compared to $(0.06) per diluted share and OP Unit for the three months ended June 30, 2020.  Adjustments to FFO in the second quarter of 2021 were primarily related to $(0.06) per share from gain on debt extinguishment and $(0.01) per share from gain on hedge ineffectiveness.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and six months ended June 30, 2021 and 2020 is included on page 15.

Liquidity and Financing Activities

As of June 30, 2021, the Company had $75.2 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provides total liquidity of $104.9 million.

During the quarter, the Company entered into over $175 million of mortgage loans, in the aggregate and reflecting the Company’s share.  The mortgages are secured by Viewmont Mall, Francis Scott Key Mall, two of the Company’s joint venture open-air assets, Court at Oxford Valley and Red Rose Commons and a developable land parcel.  These refinancing transactions extended the Company’s nearest-term maturities.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $87.2 million. The agreements are with multiple buyers across five properties for approximately 2,200 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

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2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday
August 5, 2021, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4436069, at least fifteen minutes before the scheduled start time as callers could experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at  the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

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FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, gain or loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries and losses, net, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods

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presented.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item.  Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.  While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity.  Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.  Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall and Fashion District Philadelphia. Valley View Mall was previously designated a non-core property, as we no longer operate this property. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” ”expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;

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•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed herein;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•

the frequency, severity and potential impact of extreme weather events at or near our properties, including potential property damage, some or all of which may not be covered by insurance, the potential effect on traffic and sales, and the potential increased costs of insurance coverage;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports we may file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**     Quarterly supplemental financial and operating     **

**     information will be available on www.preit.com     **

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                     Selected Financial Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2021	2020	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$68,112	$52,119	$128,020	$119,840
Expense reimbursements	3,887	2,976	7,786	7,280
Other real estate revenue	1,957	1,543	3,428	3,467
Total real estate revenue	73,956	56,638	139,234	130,587
Other income	162	131	288	424
Total revenue	74,118	56,769	139,522	131,011
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(25,661)	(25,213)	(53,492)	(52,730)
Utilities	(2,860)	(2,519)	(5,824)	(5,442)
Other property operating expenses	(2,244)	(1,775)	(4,608)	(3,872)
Total property operating expenses	(30,765)	(29,507)	(63,924)	(62,044)
Depreciation and amortization	(29,686)	(30,908)	(59,525)	(61,177)
General and administrative expenses	(13,535)	(10,569)	(25,366)	(21,264)
Provision for employee separation expenses	(149)	(1,040)	(240)	(1,113)
Insurance recoveries, net	670	586	670	586
Project costs and other expenses	(77)	(66)	(179)	(161)
Total operating expenses	(73,542)	(71,504)	(148,564)	(145,173)
Interest expense, net	(31,978)	(17,182)	(62,709)	(34,040)
Gain on debt extinguishment, net	4,587	—	4,587	—
Impairment of assets	(1,302)	—	(1,302)	—
Reorganization expenses	(69)	—	(267)	—
Total expenses	(102,304)	(88,686)	(208,255)	(179,213)
Loss before equity in income (loss) of partnerships, (loss) gain on sales of real estate by equity method investee, (loss) gain on sales of real estate, net, and loss on sales of interests in non operating real estate	(28,186)	(31,917)	(68,733)	(48,202)
Equity in income (loss) of partnerships	2,433	(358)	(1,000)	461
Gain on sales of real estate by equity method investee	1,347	—	1,347	—
(Loss) gain on sales of real estate, net	(974)	9,300	(974)	11,263
Loss on sales of interests in non operating real estate	—	(144)	—	(190)
Net loss	(25,380)	(23,119)	(69,360)	(36,668)
Less: net loss attributable to noncontrolling interest	783	746	2,017	1,262
Net loss attributable to PREIT	(24,597)	(22,373)	(67,343)	(35,406)
Less: cumulative preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(31,441)	$(29,217)	$(81,031)	$(49,094)

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                     Selected Financial Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Noncontrolling interest	783	746	2,017	1,262
Cumulative preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Dividends on unvested restricted shares	—	(13)	—	(363)
Net loss used to calculate loss per share—basic and diluted	$(31,441)	$(29,230)	$(81,031)	$(49,457)
Basic and diluted loss per share:	$(0.40)	$(0.38)	$(1.04)	$(0.64)

(in thousands of shares)
Weighted average shares outstanding—basic	78,144	77,269	77,896	77,021
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	78,144	77,269	77,896	77,021

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2021	2020	2021	2020
Comprehensive loss:
Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Unrealized gain (loss) on derivatives	2,668	(52)	5,269	(19,803)
Amortization of settled swaps	2	65	5	70
Total comprehensive loss	(22,710)	(23,106)	(64,086)	(56,401)
Less: comprehensive loss attributable to noncontrolling interest	718	1,241	1,888	2,263
Comprehensive loss attributable to PREIT	$(21,992)	$(21,865)	$(62,198)	$(54,138)

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                     Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Depreciation and amortization on real estate:
Consolidated properties	29,349	30,541	58,840	60,485
PREIT’s share of equity method investments	2,974	3,796	6,162	7,407
Gain on sales of real estate by equity method investee	(1,347)		(1,347)
Loss (gain) on sales of real estate, net	974	(9,301)	974	(11,263)
Impairment of assets:
Consolidated properties	1,302	-	1,302	-
PREIT’s share of equity method investments	265	-	265	-
Dividend on preferred shares	-	(6,844)	-	(13,688)
Funds from operations attributable to common shareholders and OP Unit holders	8,137	(4,927)	(3,164)	6,273
Insurance recoveries, net	(670)	(586)	(670)	(586)
Provision for employee separation expenses	149	1,040	240	1,113
Gain on hedge ineffectiveness	(494)	-	(1,797)	-
Gain on debt extinguishment, net	(4,587)	-	(4,587)	-
Reorganization expenses	69	-	267	-
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$2,604	$(4,473)	$(9,711)	$6,800

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.10	$(0.06)	$(0.04)	$0.08
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.03	$(0.06)	$(0.12)	$0.09

(in thousands of shares)
Weighted average number of shares outstanding	78,144	77,269	77,896	77,021
Weighted average effect of full conversion of OP Units	1,976	2,023	1,976	2,023
Effect of common share equivalents	919	357	805	439
Total weighted average shares outstanding, including OP Units	81,039	79,649	80,677	79,483

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                     Selected Financial Data

NOI for the three months ended June 30, 2021 and 2020:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$42,617	$27,077	$15,540	57.4%	$574	$54	$43,191	$27,131
NOI attributable to equity method investments, at ownership share	11,196	6,078	5,118	84.2%	7	6	11,203	6,085
Total NOI	53,813	33,155	20,658	62.3%	581	60	54,394	33,216
Less: lease termination revenue	3,135	217	2,918	1,344.7%	-	-	3,135	217
Total NOI excluding lease termination revenue	$50,678	$32,938	$17,740	53.9%	$581	$60	$51,259	$32,999

NOI for the six months ended June 30, 2021 and 2020:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$75,323	$67,507	$7,816	11.6%	$(13)	$1,036	$75,310	$68,543
NOI attributable to equity method investments, at ownership share	16,255	13,513	2,742	20.3%	(10)	15	16,245	13,529
Total NOI	91,578	81,020	10,558	13.0%	(23)	1,051	91,555	82,072
Less: lease termination revenue	3,170	226	2,944	1302.7%	-	-	3,170	226
Total NOI excluding lease termination revenue	$88,408	$80,794	$7,614	9.4%	$(23)	$1,051	$88,385	$81,846

PREIT / 12     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2021	2020	2021	2020
Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Other income	(162)	(131)	(288)	(424)
Depreciation and amortization	29,686	30,908	59,525	61,177
General and administrative expenses	13,535	10,569	25,366	21,264
Insurance recoveries, net	(670)	(586)	(670)	(586)
Provision for employee separation expense	149	1,040	240	1,113
Project costs and other expenses	77	66	179	161
Interest expense, net	31,978	17,182	62,709	34,040
Impairment of assets	1,302	-	1,302	-
Gain on debt extinguishment, net	(4,587)	-	(4,587)	-
Reorganization expenses	69	-	267	-
Equity in (income) loss of partnerships	(2,433)	358	1,000	(461)
Gain on sales of real estate by equity method investee	(1,347)	-	(1,347)	-
Loss (gain) on sales of real estate, net	974	(9,300)	974	(11,263)
Loss on sales of interest in non operating real estate	-	144	-	190
NOI from consolidated properties	43,191	27,131	75,310	68,543
Less: Non Same Store NOI of consolidated properties	574	54	(13)	1,036
Same Store NOI from consolidated properties	42,617	27,077	75,323	67,507
Less: Same Store lease termination revenue	623	217	3,170	-
Same Store NOI excluding lease termination revenue	$41,994	$26,860	$72,153	$67,507

PREIT / 13     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles equity in income (loss) of partnerships to NOI of equity method investments at ownership share for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Equity in income (loss) of partnerships	$2,433	$(358)	$(1,000)	$461
Other income	-	(12)	-	(26)
Depreciation and amortization	2,975	3,691	6,162	7,302
Impairment of assets	265	-	265	-
Interest and other expenses	5,530	2,764	10,818	5,792
Net operating income from equity method investments at ownership share	11,203	6,085	16,245	13,529
Less: Non Same Store NOI from equity method investments at ownership share	7	6	(10)	15
Same Store NOI of equity method investments at ownership share	11,196	6,079	16,255	13,514
Less: Same Store lease termination revenue	2,512	-	2,512	-
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$8,684	$5,477	$13,743	$12,090

PREIT / 14     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

(Unaudited)
	June 30, 2021	December 31, 2020
(in thousands, except per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,171,551	$3,168,536
Construction in progress	43,571	46,285
Land held for development	5,516	5,516
Total investments in real estate	3,220,638	3,220,337
Accumulated depreciation	(1,361,137)	(1,308,427)
Net investments in real estate	1,859,501	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	23,576	27,066
OTHER ASSETS:
Cash and cash equivalents	38,794	43,309
Tenant and other receivables, net	37,846	54,532
Intangible assets (net of accumulated amortization of $19,896 and $19,187 at June 30, 2021 and December 31, 2020, respectively)	10,683	11,392
Deferred costs and other assets, net	124,732	127,593
Assets held for sale	4,925	1,384
Total assets	$2,100,057	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$861,899	$884,503
Term Loans, net	934,588	908,473
Revolving Facility	54,830	54,830
Tenants’ deposits and deferred rent	9,776	8,899
Distributions in excess of partnership investments	72,390	76,586
Fair value of derivative liabilities	16,227	23,292
Accrued expenses and other liabilities	85,632	93,663
Total liabilities	2,035,342	2,050,246
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $92,610 and $89,430 at June 30, 2021 and December 31, 2020, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $184,920 and $178,710 at June 30, 2021 and December 31, 2020, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $133,594 and $129,297 at June 30, 2021 and December 31, 2020, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,260 and 79,537 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	79,260	79,537
Capital contributed in excess of par	1,773,877	1,771,777
Accumulated other comprehensive loss	(15,475)	(20,620)
Distributions in excess of net income	(1,766,981)	(1,699,638)
Total equity—Pennsylvania Real Estate Investment Trust	70,835	131,210
Noncontrolling interest	(6,120)	(4,270)
Total equity	64,715	126,940
Total liabilities and equity	$2,100,057	$2,177,186

PREIT / 15     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

Changes in Funds from Operations for the three and six months ended June 30, 2021 as compared to the three and six months ended June 30, 2020 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2021	Per Diluted Share and OP Unit	Six Months Ended June 30, 2021	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2020	$(4,473)	$(0.06)	$6,800	$0.08

Changes - Q2 2020 to Q2 2021

Contribution from anchor replacements and new box tenants	662	0.01	1,316	0.02
Impact from bankruptcies	386	0.01	622	0.01
Other leasing activity, including base rent and net CAM and real estate tax recoveries	7,942	0.10	(759)	(0.01)
Lease termination revenue	406	0.01	432	0.01
Credit losses	6,311	0.08	7,006	0.09
Other	(167)	-	(801)	(0.01)
Same Store NOI from unconsolidated properties	5,117	0.07	2,741	0.04
Same Store NOI	20,657	0.26	10,557	0.14
Non Same Store NOI	521	0.01	(1,073)	(0.02)
Dilutive effect of asset sales	-	-	-	-
General and administrative expenses	(2,966)	(0.04)	(4,102)	(0.05)
Capitalization of leasing costs	(140)	-	(881)	(0.01)
Other	6,551	0.08	12,683	0.16
Interest expense, net	(17,546)	(0.22)	(33,695)	(0.43)
Increase in weighted average shares	-	0.01	-	0.01
Funds from Operations, as adjusted June 30, 2021	2,604	0.03	(9,711)	(0.12)
Provision for employee separation expense	(149)	-	(240)	(0.01)
Gain on hedge ineffectiveness	494	0.01	1,797	0.03
Gain on debt extinguishment, net	4,587	0.06	4,587	0.06
Insurance recoveries, net	670	0.01	670	0.01
Reorganization expenses	(69)	-	(267)	(0.01)
Funds from Operations June 30, 2021	$8,137	$0.10	$(3,164)	$(0.04)